Exhibit 5.1
September 18, 2013
Board of Directors
Radisys Corporation
5435 NE Dawson Creek Rd.
Hillsboro, OR 97124

We have been requested by Radisys Corporation, an Oregon corporation (the “Company”), to deliver this opinion in connection with the filing by the Company of a Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933. The Company has provided us with a prospectus (the “Prospectus”), which forms part of the Registration Statement. The Prospectus provides that it will be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”). The Registration Statement, including the Prospectus as supplemented from time to time by one or more Prospectus Supplements, will provide for the registration by the Company of:

i.	shares of common stock of the Company (the “Common Stock”);

ii.	shares of preferred stock of the Company (the “Preferred Stock”); and

iii.	debt securities, depository shares, warrants and units comprised of one or more debt or equity securities, in any combination (the “Other Securities”).

The Common Stock and the Preferred Stock are collectively referred to herein as the “Shares.” The Shares are being registered for offering and sale from time to time pursuant to Rule 415 under the Securities Act. The maximum aggregate public offering price of the Shares and the Other Securities is $100,000,000.

We have reviewed the corporate action of the Company in connection with this matter and have examined the documents, corporate records and other instruments we deemed necessary for the purpose of this opinion.

In rendering this opinion, we have assumed the genuineness and authenticity of all signatures on original documents; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents. With respect to our opinion as to the Common Stock, we have assumed that, at the time of issuance and sale, a sufficient number of shares of Common Stock will be authorized and available for issuance. With respect to our opinion as to the Preferred Stock, we have assumed that, at the time of issuance and sale, a sufficient number of shares of Preferred Stock will be authorized, designated and available for issuance.

Our opinion herein is expressed solely with respect to the federal laws of the United States and Oregon law. Our opinion is based on these laws as in effect on the date hereof. We express no opinion as to whether the laws of any jurisdiction are applicable to the subject matter hereof.

On the basis of the foregoing and in reliance thereon, and subject to the qualifications herein stated, we are of the opinion that:
(1) With respect to the Common Stock offered under the Registration Statement, provided that (i) the issuance of the Common Stock has been duly authorized by all necessary corporate action on the part of the Company and (ii) the shares of Common Stock have been delivered to the purchasers thereof against payment therefor, the Common Stock, when issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon conversion of any convertible Preferred Stock, or convertible debt securities in accordance with their terms, or upon exercise of any warrants in accordance with their terms, will be validly issued, fully paid and nonassessable; and

(2) With respect to the Preferred Stock offered under the Registration Statement, provided that (i) the terms and issuance of the Preferred Stock have been duly authorized by all necessary corporate action on the part of the Company, (ii) the terms of its issue and sale have been duly established, in conformity with the Company's Articles of Incorporation, as amended, and Oregon law, (iii) articles of amendment with respect to the applicable series of the Preferred Stock have been duly filed with the Secretary of State of the State of Oregon and (iv) the shares of Preferred Stock have been delivered to the purchasers thereof against payment therefor, the Preferred Stock when issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon conversion of any convertible debt securities in accordance with their terms, or upon exercise of any warrants in accordance with their terms, will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus which forms part of the Registration Statement. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

/s/ STOEL RIVES LLP
STOEL RIVES LLP